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                                                                  Exhibit 99.3

                                 EXHIBIT 99.3

                           FORM OF VOTING AGREEMENT

    This COMPANY VOTING AGREEMENT, is dated as of April 5, 2002, by and between divine, inc., a Delaware corporation ("Parent"), and the undersigned holder of shares of common stock, ________________ ("Stockholder"), par value $0.001 per share ("Company Common Stock"), of Viant Corporation, a Delaware corporation ("Company").

    WHEREAS, in order to induce Parent and DVC Acquisition Company, a Delaware corporation, to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "Merger Agreement"), with Company, Parent has requested Stockholder and Stockholder has agreed, to enter into this Voting Agreement with respect to the shares of Company Common Stock beneficially owned by Stockholder, and any shares of Company Common Stock hereafter acquired by Stockholder upon the exercise of Company Options (collectively, the "Covered Shares") so as to facilitate the consummation of the Merger.

    NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                      GRANT OF PROXY AND VOTING AGREEMENT

    SECTION 1.1. VOTING AGREEMENT. In the event that any stockholder action is to be taken at any time prior to the Expiration Date (as defined below) with respect to the approval and adoption of the Merger Agreement and the Merger, whether by written consent, vote of the stockholders of the Company at a meeting or otherwise, Stockholder agrees to vote all of the Covered Shares in favor of the approval and adoption of the Merger Agreement and the Merger. Stockholder hereby agrees that Stockholder will not vote any Covered Shares in favor of the approval of any (i) Company Acquisition Proposal or (ii) corporate action the consummation of which would frustrate the purposes of, or prevent or delay the consummation of the Merger or other transactions contemplated by the Merger Agreement.

    SECTION 1.2. IRREVOCABLE PROXY. Stockholder hereby revokes any and all previous proxies granted with respect to the Covered Shares. By entering into this Voting Agreement, Stockholder hereby grants a proxy appointing Parent, and each duly elected officer thereof, as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Covered Shares to effect any action described in
Section 1.1 above, including, without limitation, the right to sign its name (as Stockholder) to any consent, certificate or other document relating to Company that the law of the State of Delaware may permit or require in furtherance of the approval and adoption of the Merger, the Merger Agreement, and the transactions contemplated thereby, or with respect to any other proposed Company Acquisition Proposal. Stockholder retains the right to vote or otherwise utilize its voting power for all purposes not inconsistent with this Section 1.2. The proxy granted by Stockholder pursuant to this Article I is irrevocable for the term of this Voting Agreement and is granted in consideration of Parent entering into this Voting Agreement and the Merger Agreement, and incurring certain related fees and expenses.
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                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

    Stockholder represents and warrants to Parent that:

    SECTION 2.1. AUTHORIZATION. This Voting Agreement has been duly executed and delivered by and the consummation of the transactions contemplated hereby are within the powers of Stockholder. If this Voting Agreement is being executed in a representative or fiduciary capacity, the person signing this Voting Agreement has full power and authority to enter into and perform this Voting Agreement. The obligations under this Voting Agreement constitute the legal, valid and binding obligations of Stockholder.

    SECTION 2.2. OWNERSHIP OF COVERED SHARES. Stockholder is the beneficial owner of the Covered Shares, free and clear of any Encumbrance and any other limitation or restriction that, in each case, would deprive Parent of the benefits of this Agreement. None of the Covered Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of the Covered Shares. As of the date hereof, Stockholder possesses the sole and exclusive right to vote all of the Covered Shares in any vote of the stockholders of the Company.

    SECTION 2.3. TOTAL SHARES. Except for the shares of Company Common Stock indicated on the signature page to this Agreement, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of Company, (ii) securities of Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company. If Stockholder acquires any additional shares of Company Common Stock after the date hereof and prior to the record date of the stockholder meeting of the Company, Stockholder will notify Parent in writing within two business days of such acquisition.

                                  ARTICLE III

                            COVENANTS OF STOCKHOLDER

    Stockholder hereby covenants and agrees that:

    SECTION 3.1. NO PROXIES FOR OR ENCUMBRANCES ON COVERED SHARES. Except pursuant to the terms of this Voting Agreement, Stockholder shall not, without prior written consent of Parent or except as required by court order or operation of law, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares with respect to any matter described in Section 1.1 of this Voting Agreement or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Covered Shares during the term of this Voting Agreement other than pursuant to the Merger, unless each person to which any such Covered Shares or any interest in any of such Covered Shares is or may be sold, assigned, transferred, encumbered or disposed of shall have (i) executed a counterpart of this Agreement and (ii) agreed to hold such Covered Shares and interest in such Covered Shares subject to all of the terms and provisions of this Agreemen Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance of other disposition or any such contract, option or other arrangement or understanding except as permitted by this Section 3.1.

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                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent represents and warrants to Stockholder that:

    SECTION 4.1. AUTHORIZATION. This Voting Agreement has been duly executed and delivered by, and the consummation of the transactions contemplated hereby are within the powers of Parent. Parent has full power and authority to enter and perform this Voting Agreement. The obligations under this Voting Agreement constitute the legal, valid and binding obligations of Parent.

                                   ARTICLE V

                                 MISCELLANEOUS

    SECTION 5.1. TERMINATION. This Voting Agreement shall terminate and be of no further force or effect upon the earlier to occur of (i) such date and time of the termination of the Merger Agreement pursuant to Article VIII thereof or
(ii) such time as the Merger shall have become effective in accordance with the terms of the Merger Agreement (the "Expiration Date").

    SECTION 5.2. FURTHER ASSURANCES. Parent and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Voting Agreement.

    SECTION 5.3. AMENDMENTS. Any provision of this Voting Agreement may be amended or waived if, but only if, such amendment or waiver in writing is signed, in the case of an amendment, by each party to this Voting Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

    SECTION 5.4. DUTIES AS DIRECTOR OR OFFICER. Nothing contained in this Voting Agreement shall be deemed to restrict Stockholder from taking actions in his capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 1.1.

    SECTION 5.5. EXPENSES. All costs and expenses incurred in connection with this Voting Agreement shall be paid by the party incurring such cost or expense, except that Company may pay the reasonable costs and expenses incurred by Company legal counsel on behalf of Stockholder.

    SECTION 5.6. PARTIES IN INTEREST; SUCCESSORS AND ASSIGNS. The provisions of this Voting Agreement shall be binding upon, inure to the benefit of, and be enforceable by, each party hereto and their respective heirs, beneficiaries, executors, representatives, successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Voting Agreement without the prior written consent of the other party hereto, except that Parent may transfer or assign its rights and obligations to any affiliate of Parent. Nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Voting Agreement.

    SECTION 5.7. GOVERNING LAW. This Voting Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

    SECTION 5.8. CONSENT TO JURISDICTION. Each of Parent and Stockholder hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Voting Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions

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contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state. Each of Parent and Stockholder waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on FORUM NON CONVENIENS) to the location of the court in any proceeding commenced in accordance with this Section 5.8.

    SECTION 5.9. COUNTERPARTS; EFFECTIVENESS. This Voting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments. This Voting Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

    SECTION 5.10. SEVERABILITY. If any term, provision or covenant of this Voting Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    SECTION 5.11. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Voting Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity without the posting of a bond or other security.

    SECTION 5.12. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

    SECTION 5.13. NO STRICT CONSTRUCTION. The language used in this Voting Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any person hereto.

    SECTION 5.14 NOTICE. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be deemed delivered upon actual receipt and shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, reputable overnight courier, or by facsimile transmission (with a confirming copy sent by reputable overnight courier), as follows:

    If to Parent:

           divine, inc.
           1301 North Elston Avenue
           Chicago, Illinois 60622
           Attention: Jude Sullivan
           Facsimile: (773) 394-6603

    With a copy to:

           Katten Muchin Zavis Rosenman
           525 West Monroe Street
           Suite 1600
           Chicago, Illinois 60661-3693
           Attention: Jeffrey R. Patt
           Facsimile: (312) 902-1061

    If to Stockholder:    To the address for notice set forth on the signature
page hereof.

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    With a copy to:

           Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California 94304-1050
           Attention: Issac J. Vaughn
           Facsimile: (650) 493-6811

    SECTION 5.15 PERMITTED TRANSFERS. Nothing in this Agreement shall be construed to require Stockholder to exercise any option, warrant or other right to acquire Company Common Stock, and nothing in this Agreement shall be construed to prohibit Stockholder from engaging in a net exercise of any option, warrant or other right to acquire Company Common Stock (if the contractual terms of such option, warrant, or other right currently permit such a net exercise).

                               [END OF DOCUMENT;
                            SIGNATURE PAGE FOLLOWS]

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    IN WITNESS WHEREOF, the parties hereto have cause this Voting Agreement to be duly executed as of the day and year first above written.

                                DIVINE, INC.

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------

                                STOCKHOLDER:

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------
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                                Print Address
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                                Print Telephone
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                                Print Fascimile


                                Shares beneficially owned:
                                             shares of Company Common Stock
                                ----------
                                             shares of Company Common Stock
                                ----------
                                             issuable upon exercise of
                                             outstanding options or warrants

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